Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 1-A filed by Legion Capital Corporation and Subsidiaries of our report dated June 10, 2024 relating to the December 31, 2023 consolidated financial statements of Legion Capital Corporation and Subsidiaries appearing in this filing, and to the reference to us under the heading “Experts” in the Form 1-A.

Tampa, Florida

December 23, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 1-A filed by Legion Capital Corporation and Subsidiaries of our report dated May 15, 2023 relating to the December 31, 2022 consolidated financial statements of Legion Capital Corporation and Subsidiaries appearing in this filing, and to the reference to us under the heading “Experts” in the Form 1-A.

Tampa, Florida

December 23, 2024